Exhibit 3.1(75)

CERTIFICATE OF INCORPORATION

No. 1015804

I hereby certify that

CRYSTALLISED CONFECTIONS (HILL TOP) LIMITED

is this day incorporated under the Companies Acts 1948 to 1967 and that the Company is Limited,

Given under my hand at London the 28th June 1971

/s/ F. L KNIGHT
(F. L KNIGHT)

Assistant Registrar of Companies

C.173

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

No. 1015804

I hereby certify that

CRYSTALLISED CONFECTIONS (TIP TOP) LIMITED

having by special resolution changed its name, is now incorporated under the name of

TIP TOP SOFT DRINKS LIMITED

Given under my hand at the Companies Registration Office, Cardiff the 6 DECEMBER 1989

/s/ F. A. JOSEPH
F. A. JOSEPH

an authorised officer

HC006B

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 1015804

The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006:

TIP TOP SOFT DRINKS LIMITED

a company incorporated as private limited by shares; having its registered office situated in England/Wales; has changed its name to:

TT CALCO LIMITED

Given at Companies House on 18th May 2011